SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

QLOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP OF MANAGEMENT
PRINCIPAL STOCKHOLDERS
PROPOSAL ONE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Option Grants in Fiscal Year 2003
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
REPORT OF COMPENSATION COMMITTEE
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
PROPOSAL TWO
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL THREE
AUDIT AND NON-AUDIT FEES
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K
Proxy Solicited on Behalf of the Board of Directors Annual Meeting of the Stockholders — August 26, 2003

QLOGIC CORPORATION
26650 Aliso Viejo Parkway
Aliso Viejo, CA 92656
(949) 389-6000
________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on August 26, 2003

     To the Stockholders of QLOGIC CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation, which will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, at 10:00 a.m., Pacific Daylight Time, on Tuesday, August 26, 2003, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

     1.     To elect six directors to the Board of Directors to serve until our next Annual Meeting or until their successors have been elected and qualified;

     2.     To approve an amendment to the QLogic Corporation Stock Awards Plan (“Awards Plan”) to extend the expiration date of the Awards Plan to July 31, 2006;

     3.     To ratify the appointment of KPMG LLP as our independent auditors for fiscal year 2004; and

     4.     To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Stockholders of record of our common stock at the close of business on July 1, 2003, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments thereof.

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE VOTE PROMPTLY BY SIGNING, DATING AND OTHERWISE COMPLETING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. MAILING YOUR COMPLETED PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU PLAN TO DO SO. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

Michael R. Manning Secretary

Aliso Viejo, California
July 22, 2003

QLOGIC CORPORATION
26650 Aliso Viejo Parkway
Aliso Viejo, CA 92656
(949) 389-6000
________________

PROXY STATEMENT
________________

APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO STOCKHOLDERS:
JULY 22, 2003

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation, to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, at 10:00 a.m., Pacific Daylight Time, on Tuesday, August 26, 2003, and at any postponements or adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement. Unless the context otherwise requires, the terms “us,” “we,” “our” and “QLogic” include QLogic Corporation and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

Q:	What information is included in these materials?

A:	This proxy statement includes information on the nominees for directors and the other matters to be voted on at the meeting. The proxy statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:	What am I being asked to vote on at the meeting?

A:	There are three matters scheduled to be voted on at the meeting:

(1) The election of six directors to the Board of Directors, each of whom will serve until our next annual meeting or until their successors are elected and qualified.

(2) The amendment of the QLogic Corporation Stock Awards Plan to extend the expiration date of the Awards Plan to July 31, 2006.

(3) The ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2004.

Q:	How does the Board recommend that I vote on each of these matters?

A:	Our Board of Directors recommends that you vote your shares FOR each of the director nominees (FOR PROPOSAL ONE), and FOR the other two proposals (FOR PROPOSAL TWO AND PROPOSAL THREE).

Q:	What classes of shares are entitled to vote?

A:	Each share of our common stock outstanding on July 1, 2003 (the “Record Date”) is entitled to one vote on all items being voted on at the meeting. On the Record Date, we had 94,186,783 shares of common stock outstanding.

Q:	What shares can vote?

A:	You can vote all the shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Stockholder of Record – If your shares are registered in your name with our transfer agent, Computershare Investor Services, LLC, you are considered a stockholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner – If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How do I vote?

A:	There are two ways that you can vote:

(1) You can sign and date each proxy card that you receive and return it in the prepaid envelope that comes with the proxy card.

(2) You can vote in person at the meeting. Remember, however, if you are the beneficial owner, and not the stockholder of record, you must notify your broker, bank or other nominee and obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:	Can I revoke my proxy?

A:	Yes. To revoke your proxy, you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, or (2) execute and deliver a later dated proxy. Alternatively, you can attend the meeting and vote in person.

Q:	What does it mean if I get more than one proxy card?

A:	It means that you hold shares registered in more than one account. Sign and return all proxies for each proxy card that you get in order to ensure that all of your shares are voted.

Q:	What is the quorum requirement for the meeting?

A:	For a “quorum” to exist at the meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than postponements or adjournments of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:	What is the voting requirement for each of the above matters?

A:	In the election of directors, the six persons receiving the highest number of votes will be elected. For each of the other matters, approval will require the affirmative vote of stockholders holding a majority of those shares present and entitled to vote on the matter. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (as described in the answer to the previous question) with respect to certain matters. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:	How can I vote on each of the matters?

A:	In the election of directors, you may vote FOR all of the nominees, or your vote may be WITHHELD with respect to one or more of the nominees. For the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:	How will the votes be counted?

A:	Your shares of common stock will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (FOR all director nominees named in the proxy statement and FOR each of the other two proposals). If you ABSTAIN from voting on either of the other two proposals, it will have the same effect as a vote AGAINST the proposal.

Q:	Who will count the votes?

A:	We have appointed Computershare Investor Services, LLC to act as the inspector of election for the meeting. We believe Computershare Investor Services will use procedures that are consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. Computershare Investors Services will separately tabulate all votes FOR and AGAINST each matter, all votes WITHHELD in the election of directors, all abstentions and all broker non-votes.

Q:	How will voting on any other business be conducted?

A:	We do not expect any matters to be presented for a vote at the meeting, other than the three matters described in the proxy statement. If you grant a proxy, the officers named as proxy holders, H.K. Desai and Frank A. Calderoni, or their nominees or substitutes, will each have the discretion to vote your shares on any additional matters that are properly presented at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by the Board of Directors.

Q:	Who is paying for this proxy solicitation?

A:	We will pay the cost of soliciting the proxies. We may retain Georgeson Shareholder Services to assist us in the solicitation of proxies. The cost of such services, excluding out-of-pocket expenses, is not expected to exceed $7,500. In addition, the solicitation of proxies may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid additional compensation for these activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to the beneficial owners.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of June 13, 2003 by:

-	each director and nominee for director;

-	each of the executive officers named in the Summary Compensation Table on page 11 of this proxy statement; and

-	all current directors and named executive officers as a group.

	Amount and Nature of
Name	Beneficial Ownership	Percent (1)

H.K. Desai(2)	1,433,051	1.5%
Larry R. Carter(3)	100,001	*
James R. Fiebiger(4)	82,484	*
Balakrishnan S. Iyer	—	—
Carol L. Miltner(5)	62,734	*
George D. Wells(6)	93,815	*
Frank A. Calderoni(7)	52,217	*
Michael J. Knudsen(8)	52,500	*
Denis R. Maynard(9)	49,000	*
David Tovey(10)	404,831	*
All Directors and Named Executive Officers as a group (10 persons)(11)	2,330,633	2.4%

*	Less than 1% of the outstanding shares of our common stock.

(1)	Based upon 94,180,456 shares of common stock outstanding as of June 13, 2003 and any shares which may be purchased pursuant to stock options that are exercisable by such person on or before August 12, 2003. The number of shares beneficially owned by each director or named executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each individual is considered the beneficial owner of any shares as to which the individual has the sole or shared voting power or investment power. Such persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire by August 12, 2003, through the exercise of stock options or similar rights.

(2)	Includes 1,273,115 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(3)	Consists of 100,001 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(4)	Includes 81,334 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(5)	Includes 57,334 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(6)	Includes 90,001 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(7)	Includes 51,250 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(8)	Consists of 52,500 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(9)	Includes 48,437 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(10)	Includes 299,623 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

(11)	Includes 2,053,595 shares which may be purchased pursuant to stock options that are exercisable on or before August 12, 2003.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of June 13, 2003 by each person known by us to beneficially own more than five percent of our common stock:

	Amount and Nature
	of Beneficial
Name and Address	Ownership	Percent (1)

FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	14,014,302	14.9%
Putnam Investments, LLC (3) One Post Office Square Boston, Massachusetts 02109	13,682,983	14.5%

(1)	Based upon 94,180,456 shares of common stock outstanding as of June 13, 2003. The number of shares beneficially owned by each person or entity is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any shares as to which the person or entity has the sole or shared voting power or investment power.

(2)	Based upon information contained in a report on Schedule 13G/A that FMR Corp. filed with the Securities and Exchange Commission on February 14, 2003 on behalf of itself and affiliated persons and entities. FMR Corp. reports sole voting power with respect to 8,306,406 shares and sole dispositive power with respect to 14,014,302 shares. All of the shares reported as beneficially owned by FMR Corp. have also been reported as beneficially owned by Edward C. Johnson 3d, Chairman of FMR Corp. and owner of 12.0% of the outstanding voting stock of FMR Corp., and Abigail P. Johnson, a director and owner of 24.5% of the outstanding voting stock of FMR Corp. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 5,921,381 shares reported as beneficially owned by FMR Corp. in its capacity as investment manager for certain institutional accounts. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 5,688,796 shares reported as beneficially owned by FMR Corp. in its capacity as investment manager for certain institutional accounts. Geode Capital Management, LLC, a wholly owned subsidiary of Fidelity Investors III Limited Partnership, is the beneficial owner of 10,334 shares reported as beneficially owned by FMR Corp. Fidelity International Limited is the beneficial owner of 2,393,791 shares reported as beneficially owned by FMR Corp. in its capacity as investment manager for certain institutional accounts.

(3)	Based upon information contained in a joint filing report on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003 by Putnam Investments, LLC, Marsh & McLennan Companies, Inc., Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. The schedule contains the following information regarding beneficial ownership of the shares: (a) Putnam, LLC (dba Putnam Investments) beneficially owns, and has shared dispositive power with respect to 13,682,983 shares, and has shared voting power with respect to 868,010 shares; (b) Putnam Investment Management, LLC. beneficially owns, and has shared dispositive power with respect to 12,725,858 shares, and has shared voting power with respect to 482,175 shares; and (c) Putnam Advisory Company, LLC beneficially owns, and has shared dispositive power with respect to 957,125 shares, and has shared voting power with respect to 385,835 shares. Putnam, LLC (dba Putnam Investments) and Marsh & McLennan Companies, Inc. disclaim beneficial ownership of all of the shares reported on the Schedule 13G/A and further report that neither of them has any power to vote or dispose of, or direct the voting or disposition of, any of such shares.

PROPOSAL ONE

NOMINATION AND ELECTION OF DIRECTORS

     Our Board of Directors currently consists of six directors. We have nominated the following six persons to serve as our directors: (1) H.K. Desai, (2) Larry R. Carter, (3) James R. Fiebiger, (4) Balakrishnan S. Iyer, (5) Carol L. Miltner, and (6) George D. Wells. If elected, each nominee for director will continue in office until our next annual meeting or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

     Each of the nominees has consented to be named as a nominee in our proxy statement, and we expect that each of the nominees for director named above will be able to serve if elected. In the event that any of the nominees for director should become unable to serve if elected, it is intended that the persons named in the enclosed proxy, or their nominee or substitute, will vote your shares FOR the election of a substitute nominee as may be recommended by the Board of Directors.

     The following table and paragraphs below set forth the names and certain information concerning the six nominees for election to our Board of Directors:

Nominee(1)	Position with QLogic	Age

H.K. Desai	Chairman of the Board, Chief Executive Officer and President	57
Larry R. Carter(2)	Director	60
James R. Fiebiger(3)(4)	Director	61
Balakrishnan S. Iyer(2)	Director	47
Carol L. Miltner(3)(4)	Director	60
George D. Wells(2)	Director	67

(1)	The Nominating and Governance Committee identifies candidates and recommends to the Board of Directors nominees for membership on the Board. Following the recommendation of the Nominating and Governance Committee, the Board of Directors selects the nominees for election as directors at the meeting.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Nominating and Governance Committee.

     Mr. Desai joined us in August 1995 as our President and Chief Technical Officer. Mr. Desai was subsequently promoted to President and Chief Executive Officer and became a director in January 1996, and became Chairman of the Board in May 1999. From May 1995 to August 1995, Mr. Desai was Vice President, Engineering (Systems Products) at Western Digital Corporation, a manufacturer of disk drives. From July 1990 until May 1995, Mr. Desai served as Director of Engineering, and subsequently Vice President of Engineering for QLogic. Mr. Desai is Chairman of the Board of Lantronix, Inc.

     Mr. Carter has served as a director since June 1999. Since January 1995, Mr. Carter has worked for Cisco Systems, Inc., a computer networking products company, currently as Senior Vice President, Office of the President, and previously as Senior Vice President and Chief Financial Officer. In July 2000, Mr. Carter was appointed to Cisco Systems’ Board of Directors. From July 1992 to January 1995, Mr. Carter served as Vice President and Corporate Controller of Advanced Micro Devices, Inc. Mr. Carter has also served as Chief Financial Officer for VLSI Technology, Inc., which is now owned by Philips Semiconductors, Inc., and for SGS Thompson Microelectronics, Inc. Mr. Carter currently serves on the Board of Directors of Cisco Systems, Inc., eSpeed, Inc. and Transmeta Corporation.

     Dr. Fiebiger has served as a director since February 2000. Since December 1999, Dr. Fiebiger has been Chairman and Chief Executive Officer of Lovoltech, Inc., a start-up fabless semiconductor company specializing in low voltage devices. Dr. Fiebiger served as Vice Chairman of GateField Corporation, a fabless semiconductor company, from February 1999 until the company was sold to Actel Corporation in November 2000. He served as GateField’s President and Chief Executive Officer from June 1996 until February 1999. From October 1993 until June 1996, he was Managing Director and Chairman of Thunderbird Technologies, Inc., a semiconductor technology licensing company. From December 1987 to September 1993, he was President and Chief Operating Officer of VLSI Technology, Inc. Dr. Fiebiger has also served as Senior Corporate Vice President and Assistant General Manager for Motorola’s World Wide Semiconductor Sector. Dr. Fiebiger currently serves on the Board of Directors of Mentor Graphics Corp., Actel Corporation, Artest Corporation and Lovoltech, Inc.

     Mr. Iyer was appointed to serve as a director on June 12, 2003 to fill a vacancy on our Board of Directors. From October 1998 to June 2003, Mr. Iyer was the Senior Vice President and Chief Financial Officer of Conexant Systems, Inc., a designer, developer and seller of semiconductor system solutions for communications applications. In February 2002, Mr. Iyer was appointed to the Board of Directors of Conexant Systems. Prior to October 1998, Mr. Iyer served as the Senior Vice President and Chief Financial Officer of VLSI Technology, Inc. Mr. Iyer has held a number of senior finance positions at Advanced Micro Devices, a semiconductor company. Mr. Iyer currently serves on the Board of Directors of Conexant Systems, Inc., Invitrogen Corporation, Overture Services, Inc. and Skyworks Solutions, Inc.

     Ms. Miltner has served as a director since February 1994. In October 2002, Ms. Miltner assumed the role of Chief Executive Officer of POSITIVE IMPACT, a national consulting company specializing in sales, strategic planning and compensation advice and seminars. From January 2000 to October 2002, Ms. Miltner served as Chief Executive Officer of the Global Technology Distribution Council, an international forum of the Chairmen and Chief Executive Officers representing the world’s largest technology distributors. From February 1999 to January 2000, she was a partner in a national seminar and consulting company, IMPACT, LLC. From July 1991 to February 1999, Ms. Miltner was President of Motivation by Miltner. Prior to 1991, she spent nineteen years in sales management positions for IBM, Xerox Corporation and Apple Computer, and served as the Senior Vice President of Sales for Ingram Micro, one of the world’s largest providers of technology products and services.

     Mr. Wells has served as a director since February 1994. Mr. Wells was President and Chief Executive Officer of Exar Corporation, a manufacturer of analog and mixed-signal integrated circuits, from June 1992 until he retired in October 1996. Before joining Exar, Mr. Wells served as President and Chief Operating Officer of LSI Logic, a manufacturer of HCMOS and BiCMOS application specific integrated circuits, for seven years.

Committees and Meetings

     Committees. Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

     The Audit Committee. Larry R. Carter (Chairperson), Balakrishnan S. Iyer and George D. Wells are the current members of the Audit Committee. Prior to June 12, 2003, our Audit Committee was comprised of James R. Fiebiger, Mr. Carter and Mr. Wells. Following Mr. Iyer’s appointment to the Board of Directors on June 12, 2003, Mr. Iyer replaced Mr. Fiebiger on the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors on April 12, 2002 and attached to last year’s proxy statement. The Audit Committee reviews, acts on, and reports to our Board of Directors with respect to auditing and accounting matters, including the scope of the annual audits, the nature of nonaudit services, fees to be paid to the independent auditors, the performance of our independent auditors, and our accounting practices, and recommends to our Board of Directors the selection of our independent auditors. Each member of the Audit Committee satisfies the definition of an “independent director” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

     The Compensation Committee. Carol L. Miltner (Chairperson) and James R. Fiebiger are the current members of the Compensation Committee. The Compensation Committee reviews the performance of our executive officers and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and option grants under the QLogic Corporation Stock Awards Plan.

     The Nominating and Governance Committee. James R. Fiebiger (Chairperson) and Carol L. Miltner are the current members of the Nominating and Governance Committee. The Nominating and Governance Committee’s principal function is to identify prospective director nominees and recommend to our Board of Directors nominees for membership on the Board of Directors, develop and recommend to our Board the governance principles applicable to the Board of Directors, to oversee the evaluation of our Board of Directors, and to recommend to our Board of Directors nominees for each committee. The Nominating and Governance Committee expects normally to be able to identify from its own resources the names of qualified director nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to our Corporate Secretary at our principal executive office in accordance with the procedures set forth in our Bylaws.

     Meetings. The Board of Directors held ten meetings during the fiscal year ended March 30, 2003. The Audit Committee held nine meetings, the Compensation Committee held six meetings and the Nominating and Governance Committee held two meetings during the last fiscal year. Each of our directors holding office during the last fiscal year attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings of each committee on which the director was a member.

Compensation of Directors

     Directors’ Fees. For service on the Board of Directors, our non-employee directors receive a quarterly retainer of $6,000 plus $1,000 for each meeting of the Board in excess of five per year, and reimbursement for travel expenses. Telephonic only meetings are not considered full meetings for compensation purposes. In addition, the Chairperson of the Audit, Compensation and Nominating and Governance Committees receive an additional quarterly retainer of $1,000. Directors who are employees of QLogic receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at all Board and committee meetings.

     Stock Options. On January 12, 1994, we adopted the QLogic Corporation Non-Employee Director Stock Option Plan (“Director Plan”), pursuant to which we grant options to purchase shares of our common stock to our non-employee directors. Pursuant to the Director Plan, each non-employee director is granted options to purchase 40,000 shares of common stock when he or she is first elected to the Board. The Director Plan also provides that, each year after a non-employee director’s initial option grant under the Director Plan and for as long as the director remains a non-employee director, the director will be granted additional stock options to purchase 20,000 shares of common stock (54,000 shares if the non-employee director is also the Chairman of the Board) as of the date of our annual meeting of stockholders in that year. The per share exercise price of each option granted under the Director Plan equals the last reported per share sale price of the common stock on the date of grant. All stock options granted under the Director Plan have maximum 10-year terms, and become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option is granted if the director to whom the option is granted is still a member of our Board of Directors on such anniversary. In fiscal 2003, we granted stock options to purchase 20,000 shares of common stock at a per share exercise price of $35.91 to each of Messrs. Carter, Fiebiger and Wells, and to Ms. Miltner. In addition, on June 12, 2003, we granted stock options to purchase 40,000 shares of common stock at a per share exercise price of $48.38 to Mr. Iyer in connection with his appointment to our Board of Directors.

Vote Required for Proposal One

     The six nominee-directors receiving the highest number of votes cast at the meeting will be elected to our Board of Directors to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualified, or until the earlier of the director’s death, resignation or retirement. Proxies cannot be voted for more than six nominees for director. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy, or their nominee or substitute, intend to vote at the meeting for the election of the six nominee-directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

EXECUTIVE OFFICERS

     The following table and paragraphs set forth the names of and certain information concerning our named executive officers and our other executive officers as of July 1, 2003:

Name	Position with QLogic	Age

H.K. Desai	Chairman of the Board, Chief Executive Officer and President	57
Frank A. Calderoni	Senior Vice President and Chief Financial Officer	45
Michael J. Knudsen	Senior Vice President and General Manager, Network Systems	55
Denis R. Maynard	Senior Vice President, Worldwide Sales and Marketing	44
David M. Race	Vice President and General Manager, Management Products	47
David Tovey	Vice President and General Manager, Peripheral Products	58
Michael R. Manning	Secretary and Treasurer	49

     For information on the business background of Mr. Desai, see “Proposal One — Nomination and Election of Directors” above.

     Mr. Calderoni joined us in February 2002 as our Vice President and Chief Financial Officer and became our Senior Vice President and Chief Financial Officer in July 2002. From February 2000 until February 2002, he served as Chief Financial Officer of SanDisk Corporation, an international flash-data storage company. He was previously Vice President, Finance and Operations, Global Small Business at International Business Machines Corporation, from 1999 to February 2000. From 1979 to 1999, Mr. Calderoni held various management positions, including controller of the Storage Systems Division, Server Group Controller and System 390 division director of finance and planning at IBM. Mr. Calderoni holds a B.S. in Finance/Accounting from Fordham University and an M.B.A. from Pace University.

     Mr. Knudsen joined us in August 2001 as our Vice President and General Manager, Computer Systems Group, and, in January 2002, became our Vice President and General Manager, Network Systems, which combines QLogic’s switch and host bus adapter businesses. In July 2002, Mr. Knudsen became our Senior Vice President and General Manager, Network Systems. From December 1998 until July 2001, Mr. Knudsen was Vice President and General Manager in the Network Products Division of Toshiba America Information Systems, a computer system and disk manufacturer. From September 1996 until December 1998, Mr. Knudsen was Vice President of worldwide sales and marketing for Digi International, a publicly held communications adapter company. Prior to Digi, Mr. Knudsen held sales, marketing, and general management positions with Xerox, Texas Instruments, and Lockheed Martin.

     Mr. Maynard joined us in August 2001 as Vice President, Worldwide Sales and Marketing and became our Senior Vice President, Worldwide Sales and Marketing in July 2002. From July 1993 until August 2001, Mr. Maynard held several positions with Cisco Systems, most recently as director of worldwide field operations. He has also served as Regional Manager and Operations Director for Southern California for Cisco Systems. From 1990 until 1993, he was Western Regional Sales Manager for Banyan Systems.

     Mr. Race joined us in August 1998 as Vice President and General Manager, Management Products. Mr. Race was Co-founder and President of Silicon Design Resources, Inc. from January 1996 until August 1998, when Silicon Design Resources was acquired by QLogic. From January 1996 to August 1998, Mr. Race also held the position of Director of Sales at Software.com. From March 1989 to January 1996, Mr. Race held various positions at Distributed Processing Technology, including Vice President, Strategic Planning.

     Mr. Tovey has served as our Vice President and General Manager, Peripheral Products since October 1996. From April 1994 to October 1996, Mr. Tovey served as our Vice President, Marketing. From March 1985 to April 1994, Mr. Tovey held various positions in the Disk Products Division of Toshiba America Information Systems, a computer system and disk drive manufacturer, including Director of Technology Planning and Vice President — HDD Marketing. Prior to 1985, Mr. Tovey held various marketing and sales management positions with Unisys Corporation and engineering positions with Ferranti, Ltd. in the U.K.

     Mr. Manning joined us in June 1993 as Treasurer and Secretary. Previously, Mr. Manning held various positions at Emulex, including Senior Director and Treasurer from April 1991 with the additional role of Secretary in 1992. Mr. Manning joined Emulex in July 1983 as Tax Director. Prior to joining Emulex, Mr. Manning was a Tax Manager at KPMG LLP, independent certified public accountants.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table sets forth compensation earned by our Chief Executive Officer and our next four most highly compensated executive officers for each of our fiscal years ended March 30, 2003, March 31, 2002 and April 1, 2001. The position identified in the table for each person is their current position with us unless we indicate otherwise.

Summary Compensation Table

				Long-Term
		Annual Compensation(1)		Compensation

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options/SARs (#)(2)	Compensation($)(3)

H. K. Desai	2003	487,274	956,620	393,750	9,525
Chairman of the Board, Chief	2002	442,468	325,000	430,000	6,859
Executive Officer and President	2001	456,926	442,000	450,000	6,010
Frank A. Calderoni	2003	271,676	350,000	105,000	7,280
Senior Vice President and	2002	16,619	225,000	100,000	283
Chief Financial Officer (4)	2001	-0-	-0-	-0-	-0-
Michael J. Knudsen	2003	219,379	265,000	97,500	794
Senior Vice President and General	2002	129,342	70,000	65,000	360
Manager, Network Systems(5)	2001	-0-	-0-	-0-	-0-
Denis R. Maynard	2003	210,522	290,000	100,000	198
Senior Vice President,	2002	110,972	65,000	65,000	95
Worldwide Sales and Marketing(6)	2001	-0-	-0-	-0-	-0-
David Tovey	2003	220,182	235,000	70,000	5,999
Vice President and General	2002	209,932	80,000	71,250	5,821
Manager, Peripheral Products	2001	225,208	125,000	55,000	7,497

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include perquisites and other personal benefits received by the named executive officers that do not exceed $50,000 or 10% of the officer’s salary and bonus disclosed in this table.

(2)	The amounts in the table represent shares of our common stock covered by stock options granted to the named individual under the QLogic Corporation Stock Awards Plan.

(3)	This column consists of contributions to our QLogic Corporation Retirement Savings Plan and group term life insurance premiums paid with respect to the named individual.

(4)	Mr. Calderoni joined us as Vice President and Chief Financial Officer in February 2002.

(5)	Mr. Knudsen joined us as Vice President and General Manager, Computer Systems Group in August 2001.

(6)	Mr. Maynard joined us as Vice President, Worldwide Sales and Marketing in August 2001.

Stock Option Grants

     The following table sets forth information regarding the stock options that we granted in fiscal 2003 to each of our named executive officers:

Option Grants in Fiscal Year 2003

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term ($)(4)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year(2)	($/Share)	Date(3)	5%	10%

H. K. Desai	300,000	10.62%	$43.37	06/13/12	$8,182,548	$20,736,183
	93,750	3.32%	$39.82	03/20/13	$2,347,742	$5,949,640
Frank A. Calderoni	80,000	2.83%	$43.37	06/13/12	$2,182,013	$5,529,649
	25,000	0.89%	$39.82	03/20/13	$626,065	$1,586,571
Michael J. Knudsen	80,000	2.83%	$43.37	06/13/12	$2,182,013	$5,529,649
	17,500	0.62%	$39.82	03/20/13	$438,245	$1,110,599
Denis R. Maynard	80,000	2.83%	$43.37	06/13/12	$2,182,013	$5,529,649
	20,000	0.71%	$39.82	03/20/13	$500,852	$1,269,256
David Tovey	55,000	1.95%	$43.37	06/13/12	$1,500,134	$3,801,634
	15,000	0.53%	$39.82	03/20/13	$375,639	$951,942

(1)	The amounts in the table represent shares of our common stock covered by stock options granted to the named individual under the QLogic Corporation Stock Awards Plan. Each option becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 6.25% of the option shares each three-month interval thereafter.

(2)	Options to purchase an aggregate of 2,824,251 shares of common stock were granted to employees, including the named executive officers, during the fiscal year ended March 30, 2003.

(3)	Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4)	These columns present hypothetical future values of the stock obtainable upon exercise of the option net of the option’s exercise price, assuming that the market price of our common stock appreciates at a 5% and 10% compound annual rate over the ten-year term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission and do not necessarily reflect an estimate or projection of our future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

Option Exercises and Holdings

     The following table sets forth information for the named executive officers concerning options they exercised during fiscal 2003 and unexercised options they held at the end of fiscal 2003:

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values(1)

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-money Options
	Shares		at Fiscal Year End		at Fiscal Year End($)(2)
	Acquired
	on	Value
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

H. K. Desai	69,258	2,559,864	1,129,865	852,001	8,375,946	399,128
Frank A. Calderoni	0	0	25,000	180,000	24,250	72,750
Michael J. Knudsen	0	0	24,375	138,125	0	0
Denis R. Maynard	0	0	24,375	140,625	111,394	185,656
David Tovey	0	0	271,653	133,597	5,041,002	59,654

(1)	Share quantities are presented after giving effect to all of our stock splits and stock dividends.

(2)	Based on the last sales price of our shares of common stock on March 30, 2003 ($38.22), minus the per share exercise price of the unexercised options, multiplied by the number of shares represented by the unexercised options. The last sales price of our shares of common stock on July 1, 2003 was $49.32 per share.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

     The following is a description of the terms and conditions of each employment or change in control agreement that we have with the named executive officers:

     H.K. Desai. We have an agreement with Mr. Desai under which Mr. Desai is entitled to receive the following payments and benefits in the event that we terminate him without cause or by Mr. Desai if he is demoted at any time within two years after a change in control of QLogic: (1) a severance payment equal to the present value of two times the sum of Mr. Desai’s annual salary plus the highest annual average of any two of his last three annual bonuses; (2) continuation for two years following termination of employment of his health, life insurance, disability income, tax assistance, and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and (3) acceleration of vesting of his right to exercise his stock options based on the length of his continued employment following the grant of the option by one year upon a change in control of QLogic and full acceleration of vesting of such exercise right in the event of termination of his employment without cause or because of a demotion within two years after the change in control.

REPORT OF COMPENSATION COMMITTEE

     This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

     Carol L. Miltner and James R. Fiebiger presently serve on the Compensation Committee. The Compensation Committee reviews the performance of our executive officers. It makes recommendations to the Board of Directors as to the compensation of the Chief Executive Officer and reviews and determines the compensation programs for other key employees, including salary and cash incentive payment levels and stock awards under the QLogic Corporation Stock Awards Plan.

     Compensation Policies and Philosophy. Our executive compensation policies are designed to attract, retain and reward executives who contribute to our success, to provide economic incentives for executives to achieve our business objectives by linking the executives’ compensation to QLogic’s performance, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. We use a combination of base salary, cash incentive payments and stock awards to achieve the aforementioned objectives.

     In carrying out these objectives, the Compensation Committee considers a number of factors, which include the level and types of compensation paid to executives in similar positions by comparable companies. Some, but not all, of the comparable companies are included in the Stockholder Return Performance Presentation set forth immediately following this Report of the Compensation Committee. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and our success in meeting our financial objectives. The Compensation Committee also reviews the individual performance of each executive, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of our goals.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to the Chief Executive Officer and the four most highly compensated other executive officers. We have not paid, and do not foresee any payment authorized in fiscal 2004 of, any compensation that would be non-deductible under Section 162(m).

     Components of Compensation. Executives’ salaries are established in relation to a range of salaries for comparable positions among a peer group of other technology companies of comparable size and complexity. We seek to pay our executives salaries that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In general, we attempt to set executive compensation that equals or exceeds the 50th percentile of salaries paid to executives of our peer group companies. In making annual salary recommendations, the Compensation Committee reviews our financial position and performance, the contribution of the individual executive during the prior fiscal year in helping to meet our financial and business objectives, as well as the executives’ performance of their individual responsibilities.

     Executives’ annual cash incentive payments are used to provide executives with financial incentives to meet our annual performance targets. Performance targets and cash incentive payment recommendations for executives, other than principal executives, are proposed by the management of our principal operating divisions, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and cash incentive payment recommendations for our principal executives are recommended by the Compensation Committee and approved by the Board of Directors.

     The Compensation Committee believes that equity ownership by executives provides incentives to build stockholder value and aligns the interests of executives with the stockholders. Upon hiring executives, the Compensation Committee typically recommends stock option or stock award grants to the officers under the QLogic Corporation Stock Awards Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee periodically considers awarding additional grants under the Awards Plan. The Compensation Committee believes that these additional grants provide incentives for executives to remain with us. Stock options and awards generally have value only if the price of our common stock increases over the exercise or grant price. The size of options or awards is usually based upon factors such as comparable equity compensation offered by other technology companies, the seniority of the executive and the contribution that the executive is expected to make to QLogic. In determining the size of the periodic grants, the Compensation Committee considers prior grants to the executive, the executive’s performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

     Compensation of the Principal Executive Officer. The Compensation Committee annually reviews the performance of the Chief Executive Officer and our other executive officers. As the Chief Executive Officer, Mr. Desai’s compensation was determined based on a subjective consideration of the various factors discussed above, including QLogic’s performance, the individual performance of Mr. Desai, a review of the compensation packages of executives in technology companies similar in size and complexity to us, and Mr. Desai’s performance compared to various objective and subjective goals established by the Board of Directors. It is the practice of the Board of Directors to establish performance goals at the commencement of each fiscal year, to provide a performance appraisal to the Chief Executive Officer at the end of each fiscal year, and to approve incentive payments based on the Chief Executive’s performance as measured against such objectives.

Respectfully submitted:

Compensation Committee Carol L. Miltner, Chairperson James R. Fiebiger

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index, the NASDAQ Computer Index and the SIC Code Index (Semiconductor & Related Products – 3674) for the five fiscal year period ended March 30, 2003. The SIC Code Index has been presented in this proxy statement and we expect to substitute it for the NASDAQ Computer Index in the future in order to provide a more appropriate peer group comparison.

     The graph below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

	Cumulative Total Return

	3/29/98	3/28/99	4/2/00	4/1/01	3/31/02	3/30/03
QLOGIC CORPORATION	100.00	323.33	2,890.67	480.00	1,056.43	815.36
S & P 500 INDEX	100.00	118.46	139.72	109.43	109.69	82.53
NASDAQ COMPUTER INDEX	100.00	166.61	351.72	126.25	121.93	86.17
SIC CODE INDEX (SEMICONDUCTOR & RELATED PRODUCTS – 3674)	100.00	143.58	436.12	162.90	171.30	90.87

PROPOSAL TWO

AMENDMENT OF THE STOCK AWARDS PLAN TO EXTEND
THE EXPIRATION DATE OF THE PLAN TO JULY 31, 2006

     At the meeting, stockholders will be asked to approve an amendment to the QLogic Corporation Stock Awards Plan (the “Awards Plan”) to extend the expiration date of the plan to July 31, 2006.

     As currently in effect, the authority to grant new awards under the Awards Plan will terminate on December 1, 2003. The Board of Directors believes that option grants or other awards under the Awards Plan play an important role in our ability to attract, motivate and retain employees of outstanding ability and to reward employees for outstanding performance. If we were unable to grant additional options under the Awards Plan, the Board of Directors believes that our future hiring, promotion and operating plans could be negatively impacted. Accordingly, the Board of Directors has recommended that stockholders approve the Awards Plan amendment to extend the expiration date of the Awards Plan to July 31, 2006. If stockholders do not approve the proposed amendment to the Awards Plan, then the authority to grant new awards under the Awards Plan will terminate on December 1, 2003. In any event, awards granted prior to the expiration date of the plan will not be affected by the expiration of the plan.

     As of June 13, 2003, 26,800,000 shares of our common stock were authorized under the Awards Plan. Of those shares, an aggregate of 10,337,514 shares of common stock had been issued upon exercise of stock options granted under the Awards Plan, stock options to purchase an aggregate of 9,613,144 shares were outstanding under the Awards Plan and an aggregate of 6,849,342 shares were available for future grants of options or other awards. As of June 13, 2003, options were the only type of award that had been granted under the Awards Plan. The proposed amendment to the Awards Plan does not increase this stock limit under the Awards Plan. The foregoing share references are presented after giving effect to all splits and dividends of our common stock.

Description of the Awards Plan

     The principal features of the Awards Plan are summarized below. The following summary is qualified in its entirety by the full text of the Awards Plan. A copy of the Awards Plan will be available at the annual meeting and can be obtained free of charge by writing to the Corporate Secretary, QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656.

     Purpose. The purpose of the Awards Plan is to advance our interests by encouraging employees who will largely be responsible for our long-term success and development to acquire and retain an ownership interest in QLogic. The Awards Plan is also intended to provide flexibility to us in attracting and retaining key employees and stimulating their efforts on our behalf. The Awards Plan is designed to provide a competitive and balanced incentive and reward program for participants.

     Eligibility. Our employees, as selected by the Plan Administrator (defined below), are eligible to receive awards under the Awards Plan. As of June 13, 2003, approximately 750 persons, including all of the named executive officers, were considered eligible to receive awards under the Awards Plan.

     Share Limits. The total number of shares authorized, delivered, subject to outstanding options, and remaining available for grant under the Awards Plan as of June 13, 2003 are set forth above. The Awards Plan also provides that the maximum number of shares subject to those awards that are granted to any individual during any calendar year under the Awards Plan is 4,000,000 shares (after giving effect to all splits of our common stock). The Board of Directors has provided that, if stockholders approve the proposed amendment to the Awards Plan, the 4,000,000-share limit on grants to any individual during any calendar year will decrease with respect to future grants to 750,000 shares per individual per year, subject to adjustment for future stock splits and similar changes in capitalization. Stockholder approval of the proposed amendment to the Awards Plan will also constitute shareholder approval of this new lower individual grant limit. In the event that an award expires, is terminated or surrendered without being exercised in full, or is otherwise settled without the distribution of shares, the shares subject to the unexercised portion of the award (or the portion settled in a form other than shares) shall again be available for award grant purposes under the plan.

     Administration. The Awards Plan is administered by the Plan Administrator. The Awards Plan provides that the Plan Administrator will be our Board of Directors, if all members of the Board of Directors are “disinterested persons,” within the meaning of regulations of the Securities and Exchange Commission, who are ineligible to receive awards under the Awards Plan. Alternatively, our Board of Directors may delegate this function to the Compensation Committee, or to any other committee appointed by the Board of Directors that includes two or more directors who are “disinterested persons.” The Awards Plan is currently administered by the Compensation Committee. The Plan Administrator has broad authority under the Awards Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type of award that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, by delivery of a promissory note that satisfies the loan provisions of the Awards Plan, by the delivery of already-owned shares of our common stock, pursuant to a cashless exercise on such terms as the Plan Administrator may provide, or any other form permitted by law subject to any express limitations of the Awards Plan.

     Types of Awards. Awards under the Awards Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards, performance unit awards and other stock-based awards. To date, we have granted only incentive stock options and nonqualified stock options.

     Stock Option Awards. The Awards Plan permits the Plan Administrator to grant nontransferable stock options that qualify as incentive stock options under Section 422 of the Code (“ISOs”) and stock options that do not so qualify (“NSOs”). All ISO awards under the Awards Plan must have an exercise price that is equal to at least 100% of the fair market value of the shares to which the options relate as of the option grant date, and ISOs granted to any employee possessing more than 10% of the combined voting power of all classes of our stock must be granted at 110% of fair market value as of the option grant date. The maximum term of each stock option granted under the Awards Plan is ten years from its date of grant.

     Stock Appreciation Rights. The Awards Plan authorizes the Plan Administrator to grant stock appreciation rights (“SARs”) and to determine the form of payment therefor. A SAR entitles the recipient to receive an amount in cash or shares of our common stock, or a combination thereof, having a value equal to the excess of the fair market value of a share of common stock on the date of exercise over a specified price fixed by the Plan Administrator multiplied by the number of shares with respect to which the holder is exercising SARs. SARs may be granted in tandem with any previously or contemporaneously granted option or independent of any option. The specified price of a tandem SAR will be the option price of the related option. To the extent a tandem SAR is exercised, the related option will be cancelled and, to the extent that related option is exercised, the tandem SAR will be cancelled. ISOs and options which are not ISOs may provide that in connection with exercises thereof, the holders will receive cash payments in amounts necessary to reimburse holders for their income tax liability resulting from such exercise in the payment made pursuant to this provision.

     Restricted Stock Awards. The Awards Plan also permits the Plan Administrator to grant shares of common stock to a participant subject to the terms and conditions imposed by the Plan Administrator (“Restricted Stock”). Each certificate for Restricted Stock will be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with us. There will be established for each Restricted Stock award a restriction period (the “Restriction Period”) determined by the Plan Administrator during which shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Except for such restrictions on transfer and such other restrictions as the Plan Administrator may impose, the participant will have all the rights of a holder of common stock as to such Restricted Stock. The Plan Administrator may permit or require the payment of cash dividends to be deferred and, if it so determines, reinvested in additional Restricted Stock or otherwise invested. At the expiration of the Restriction Period, we will redeliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates deposited. Except as may be provided at the time of grant or otherwise, upon a termination of employment for any reason during the Restriction Period all shares still subject to restriction shall be forfeited by the participant.

     Unrestricted Stock Awards. In addition to Restricted Stock awards, the Plan Administrator may grant or sell to any participant shares of common stock free of restrictions under the Awards Plan (“Unrestricted Stock”). Any purchase of Unrestricted Stock by a recipient must take place within 60 days after the grant of the right to purchase such shares. Notwithstanding the foregoing, any shares of Unrestricted Stock granted to a participant subject to Section 16(b) of the Exchange Act, may not be sold or otherwise disposed of for value for a period of six months from the date of grant.

     Deferred Stock Awards. The Awards Plan also permits the Plan Administrator to make a Deferred Stock award. A Deferred Stock award is an award entitling the recipient to acquire shares of common stock with payment in one or more installments at a future date or dates, as determined in the Plan Administrator’s discretion. The Plan Administrator may condition such acquisition on the attainment of specified performance goals or on such other factors or criteria as the Plan Administrator may deem appropriate. The deferral period will be determined by the Plan Administrator and set forth in a Deferred Stock award agreement executed between us and the participant. Subject to the Plan Administrator’s approval, a participant may elect to further defer receipt of the common stock payable under a Deferred Stock award for a specified period, provided such election is made at least twelve months prior to the completion of the deferral period specified in the Deferred Stock award agreement.

     Performance Unit Awards. The Awards Plan permits the Plan Administrator to make awards entitling the recipient to acquire cash or shares of common stock, or a combination of cash and common stock, upon the attainment of specified performance goals established by the Plan Administrator at the date of grant. The performance goals may relate to objectives relating to QLogic or the individual participant. Performance goals may vary from participant to participant and between groups of participants as determined by the Plan Administrator. Performance units may be awarded independent of or in combination with the grant of any other award under the Awards Plan. The specific terms of the performance unit award, the performance periods, goals and payment terms shall be set forth in the terms of an award agreement prepared by the Plan Administrator and executed between us and the participant.

     Other Stock-Based Awards. Under the Awards Plan, in addition to the types of awards described above, participants may be awarded other stock-based awards under which common stock is or may in the future be acquired. Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of common stock. Awards will be granted upon such conditions, including attainment of performance goals, as the Plan Administrator may determine at the time of grant. However, no other stock-based award will be exercisable in whole or in part during the first six months following the date of grant or, if shares of common stock are awarded to a participant on the date of grant, such stock shall be subject to restrictions against transfer for a minimum of six months. In addition, no convertible or exchangeable debt may be issued unless the Plan Administrator provides a means of avoiding any right of the holders of such debt to prevent a corporate transaction by reason of covenants in such debt. The Plan Administrator has discretion to determine the consideration, if any, payable upon the issuance or exercise of any other stock-based award, the conditions under which any such award could be forfeited, or other terms and conditions which are to be specified in any award agreement entered into between us and the participant.

     Change of Control. In the event of our liquidation, or our merger, reorganization, or consolidation with any other corporation in which we are not the surviving corporation or we become a wholly owned subsidiary of another corporation, any unexercised options or other award rights theretofore granted under the Awards Plan shall be deemed cancelled unless the surviving corporation in any such transaction elects to assume such award rights or to substitute other award rights thereof; provided, however, if such award rights would otherwise be cancelled in accordance with the foregoing, the award recipient will have the right, exercisable during a ten-day period ending on the fifth day prior to such transaction, to exercise the award rights without regard to any restrictions on exercisability.

     Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Awards Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, separations, or similar changes in our corporate or capital structure.

     No Limit on Other Authority. The Awards Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

     Amendment, Modification and Termination. The Awards Plan will terminate on December 1, 2003, unless earlier terminated by the Board of Directors. If stockholders approve the proposed amendment to the Awards Plan, the December 1, 2003 expiration date will be extended to July 31, 2006. Outstanding awards, as well as the Plan Administrator’s authority with respect thereto, generally will continue after the expiration or termination of the Awards Plan. The Board of Directors may amend, modify or terminate the Awards Plan, but may not without the approval of stockholders make any amendments that would (1) materially increase the benefits accruing to participants under the Awards Plan, (2) increase the total number of shares which may be issued under the Awards Plan, (3) materially modify the class of employees eligible to participate in the Awards Plan, (4) reduce the exercise price of options granted under the Awards Plan (other than to reflect stock splits, stock dividends, or similar changes in capitalization contemplated by the Awards Plan), or (5) extend the maximum ten-year term of options granted under the Awards Plan. No amendment of the Awards Plan will adversely affect the rights of any participant as to an outstanding award without such participant’s consent.

U.S. Federal Income Tax Consequences of Awards Under the Awards Plan

     The U.S. federal income tax consequences of the Awards Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Awards Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences.

     With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the optionee may be subject to U.S. federal alternative minimum tax.

     The current federal income tax consequences of other awards authorized under the Awards Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

     If an award is accelerated under the Awards Plan in connection with a change in control (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by us in certain circumstances.

Specific Benefits; Aggregate Past Grants Under the Stock Option Plan

     We have not approved any awards that are contingent on stockholder approval of the proposed amendment to the Awards Plan. If the proposed amendment to the Awards Plan had been in effect in fiscal 2003, we expect that awards granted by us during fiscal 2003 would not have been substantially different from those actually made in that year. For information regarding stock options granted to our named executive officers during fiscal 2003, see the material under the heading “Executive Compensation and Other Information” above. The closing market price for a share of our common stock as of June 13, 2003 was $47.08 per share.

     The following table shows information regarding the distribution of these options among the persons and groups identified below, and option exercises prior to and option holdings as of June 13, 2003:

			Number of Shares Underlying
	Number of Shares	Number of	Options as of June 13, 2003
	Subject to Past	Shares Acquired On
Name and Position	Option Grants	Exercise	Exercisable	Unexercisable

Executive Group(1)
H. K. Desai, Chairman of the Board, Chief Executive Officer and President(2)	3,585,750	1,413,884	1,194,240	737,626
Frank A. Calderoni, Senior Vice President and Chief Financial Officer	205,000	—	51,250	153,750
Michael J. Knudsen, Senior Vice President and General Manager, Network Systems	162,500	—	48,437	114,063
Denis R. Maynard, Senior Vice President, Worldwide Sales and Marketing	165,000	—	48,437	116,563
David Tovey, Vice President and General Manager, Peripheral Products	696,250	291,000	289,856	115,394
Total for Executive Group	4,814,500	1,704,884	1,632,220	1,237,396
Non-Executive Director Group(3)	—	—	—	—
Each other person who has received 5% or more of the options, warrants or rights under the Awards Plan	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	21,253,678	8,632,630	3,518,048	3,225,480
Total	26,068,178	10,337,514	5,150,268	4,462,876

(1)	The Executive Group consists of each of our executive officers named in the Summary Compensation Table on page 11 of this proxy statement.

(2)	Mr. Desai is a nominee for re-election as a director at the 2003 annual meeting.

(3)	Our non-executive directors are Mr. Carter, Mr. Fiebiger, Mr. Iyer, Ms. Miltner and Mr. Wells, each of whom is a nominee for re-election as a director at the 2003 annual meeting. No awards have been granted under our Awards Plan to any of our non-executive directors.

     We have not granted an award under the Awards Plan to any associate of a director, executive officer or nominee for director identified in the foregoing table.

EQUITY COMPENSATION PLAN INFORMATION

     We currently maintain the following compensation plans under which our equity securities are authorized for issuance:

•	QLogic Corporation Stock Awards Plan

•	QLogic Corporation Non-Employee Director Stock Option Plan

•	QLogic Corporation 1998 Employee Stock Purchase Plan

     Each of the plans identified above was approved by our stockholders.

     The following table sets forth, for these plans and other stock option grants, the number of shares of our common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 30, 2003:

Number of
	Number of		securities
	securities to be		remaining available
	issued upon		for future issuance
	exercise of		under equity
	outstanding	Weighted-average	compensation plans
	options, warrants	exercise price of	as of March 30, 2003
	and rights as of	outstanding options,	(excluding securities
	March 30, 2003	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	10,326,318 (1)	$43.28 (1)	9,623,495 (2)
Equity compensation plans and other option grants not approved by security holders(3)	40,000	$1.13	—
Total(4)	10,366,318	$43.11	9,623,495

(1)	Does not include options outstanding under our Employee Stock Purchase Plan for the offering period that included March 30, 2003 as the number of shares subject to those options, as well as the exercise price of those options, is indeterminable until the end of the offering period.

(2)	Of these shares, 6,950,263 were available for additional award grants under the Awards Plan, 644,892 were available for additional award grants under the Director Plan, and 2,028,340 were available for additional purchases under the Employee Stock Purchase Plan.

The shares available for awards under the Awards Plan are, subject to certain other limits of the Awards Plan, generally available for any type of award authorized under the Awards Plan including stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards, performance unit awards and other stock-based awards.

(3)	Consists of two options, covering an aggregate of 40,000 shares, granted to two individuals outside of one of our stockholder-approved plans. These grants were made in 1996 and have a maximum term of ten years.

(4)	Does not include options to purchase an aggregate of 477,874 shares, at a weighted-average exercise price of $48.33, granted under plans assumed in connection with certain acquisition transactions. No additional awards may be granted under these assumed plans.

Vote Required For Approval of Proposal Two

     Approval of this Proposal Two to amend the Awards Plan to extend the expiration date of the plan to July 31, 2006 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting.

     Mr. Desai is eligible to be granted awards under the Awards Plan and thus has an interest in the approval of this Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE AWARDS PLAN TO EXTEND THE EXPIRATION DATE OF THE PLAN TO JULY 31, 2006.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Following the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP to serve as our independent auditors for fiscal year 2004. KPMG LLP has served as our independent auditors since our inception. One or more representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required for Approval of Proposal Three

     This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2004 by seeking the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2004. If the appointment is not ratified, the Board of Directors will consider whether it should select other independent auditors.

AUDIT AND NON-AUDIT FEES

     For the fiscal years ended March 30, 2003 and March 31, 2002, we paid KPMG LLP the following amounts:

	Fiscal 2003	Fiscal 2002

Audit Fees	$222,500	$217,000
Audit-Related Fees (retirement plan audits for QLogic and Ancor)	—	19,700
Tax Fees (tax compliance and consulting)	81,300	9,000
All Other Fees	—	—

     On June 12, 2003, the Audit Committee established a policy whereby KPMG LLP would be required to seek pre-approval by the Audit Committee of all tax and other non-audit related services by providing a description of the services to be performed and specific fee estimates for each such service.

     The Audit Committee has concluded that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

AUDIT COMMITTEE REPORT

     This section of the proxy statement will not be deemed incorporated by reference by an general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

     Our Audit Committee is comprised of Larry R. Carter, Balakrishnan S. Iyer and George D. Wells. Prior to June 12, 2003, our Audit Committee was comprised of James R. Fiebiger, Mr. Carter and Mr. Wells. Mr. Iyer replaced Mr. Fiebiger on the Audit Committee following his appointment to the Board of Directors on June 12, 2003. The Audit Committee reviews our financial reporting process, system of internal controls, audit process and process for monitoring compliance with laws and regulations. The Audit Committee operates under a written charter adopted by our Board of Directors on April 12, 2002 and attached to last year’s proxy statement.

     Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting principles generally accepted in the United States of America, applicable laws and regulations. Our independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. As described more fully in its charter, the purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our financial reporting, internal control and audit functions. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management and the independent auditors.

     The Audit Committee held nine meetings during the 2003 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and our independent auditors, KPMG LLP. The Audit Committee discussed with KPMG LLP the overall scope and plans for its audits. The Audit Committee has reviewed our audited financial statements and discussed such statements with management, and management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. During the 2003 fiscal year and in early fiscal year 2004, the Audit Committee held discussions with KPMG LLP, and KPMG LLP presented to the Audit Committee the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

     The Audit Committee also received from KPMG LLP the disclosures required by Independence Standards Board Standard No. 1 and discussed with KPMG LLP its independence. When evaluating KPMG LLP’s independence, the Audit Committee considered whether its provision of services to us beyond those rendered in connection with its audit and review of our consolidated financial statements was compatible with maintaining KPMG LLP’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG LLP for audit and non-audit services.

     Based on the review and discussions noted above, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 30, 2003, and be filed with the United States Securities and Exchange Commission.

     Submitted on June 12, 2003 by the then current members of the Audit Committee of our Board of Directors.

Audit Committee
Larry R. Carter, Chairperson
James R. Fiebiger
George D. Wells

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their ownership and changes in ownership of our securities. Copies of these filings must be furnished to us. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during our 2003 fiscal year, our directors, executive officers and 10% beneficial owners have complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at our 2004 Annual Meeting of Stockholders and include it in our proxy statement with respect to such meeting should arrange for such proposal to be delivered to us at our principal place of business no later than March 19, 2004, which is 120 calendar days prior to the anniversary of this year’s mailing date, in order to be considered for possible inclusion in the proxy statement for that meeting. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement for our 2004 Annual Meeting of Stockholders is instead a reasonable time before we begin to print and mail the proxy materials. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the Securities and Exchange Commission, other laws and regulations, and our Bylaws, to which interested persons should refer. You may obtain a complete copy of our Bylaws without charge by submitting a written request to our Corporate Secretary at our principal executive office.

     If a stockholder wishes to present a proposal at our 2004 Annual Meeting of Stockholders and the proposal is not intended to be included in the proxy statement relating to such meeting, we must receive a written notice of the proposal no later than 60 nor more than 90 days prior to the date of the annual meeting; provided, however, that in the event that the first public disclosure of the date of such annual meeting is made less than 70 days prior to the date of such meeting, proposals must be received not later than the close of business on the tenth day following the day on which such public disclosure was first made (the “Bylaw Deadline”). The written notice must contain the additional information required by our Bylaws. If you give notice of such a proposal after the Bylaw Deadline, you may not be permitted to present the proposal to the stockholders for a vote at the meeting.

     Rules of the Securities and Exchange Commission also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting, which is June 2, 2004 for our 2004 Annual Meeting of Stockholders (the “Discretionary Vote Deadline”). If you give notice of such a proposal after June 2, 2004, the proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2004 Annual Meeting of Stockholders. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2004 Annual Meeting of Stockholders, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at our 2004 Annual Meeting of Stockholders, and we believe that the proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

OTHER MATTERS

     We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the three proposals described in the proxy statement. If you grant a proxy, the person(s) named as proxy holder, or his nominee or substitute, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees for director are not available, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board of Directors.

ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K

     Our Annual Report on Form 10-K for the fiscal year ended March 30, 2003, as filed with the Securities and Exchange Commission (exclusive of exhibits), including our audited consolidated financial statements and financial statement schedule, is included in our 2003 Annual Report that has been mailed to our stockholders concurrently herewith, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. If you request, we will provide you with a copy of our Annual Report on Form 10-K for the 2003 fiscal year. You should send your written requests to our Corporate Secretary, at QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. If exhibit copies are requested, a copying charge of $0.20 per page will be made.

BY ORDER OF THE BOARD OF DIRECTORS

Michael R. Manning Secretary
Aliso Viejo, California
July 22, 2003

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

Proxy — QLogic Corporation

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of the Stockholders — August 26, 2003

H.K. Desai and Frank A. Calderoni, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for all shares of common stock of QLogic Corporation held of record by the undersigned at the close of business on July 1, 2003 at the Annual Meeting of Stockholders to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, at 10:00 a.m., Pacific Daylight Time, on Tuesday, August 26, 2003, and at any postponements or adjournments thereof, in connection therewith to vote all of the shares of common stock which the undersigned would be entitled to vote as directed on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE AMENDMENT TO THE QLOGIC CORPORATION STOCK AWARDS PLAN TO EXTEND THE EXPIRATION DATE OF THE AWARDS PLAN TO JULY 31, 2006, AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT — PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

QLogic Corporation	000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890 J N T

☐ Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A  Election of Directors

1. The Board of Directors recommends a vote FOR the election of the following nominees as directors:

	For	Withhold		For	Withhold
01 — H. K. Desai	☐	☐	04 — Balakrishnan S. Iyer	☐	☐

02 — Larry R. Carter	☐	☐	05 — Carol L. Miltner	☐	☐

03 — James R. Fiebiger	☐	☐	06 — George D. Wells	☐	☐

B  Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	AMENDMENT TO THE QLOGIC CORPORATION STOCK AWARDS PLAN TO EXTEND THE EXPIRATION DATE OF THE AWARDS PLAN TO JULY 31, 2006:	☐	☐	☐

3.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS:	☐	☐	☐

In their discretion, on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

C  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

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